       As filed with the Securities and Exchange Commission on May 1, 1996
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------
                              CADE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

            WISCONSIN                                            39-1371038
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                 5640 ENTERPRISE DRIVE, LANSING, MICHIGAN 48911
               (Address of Principal Executive Offices) (Zip Code)
                                    --------
                             1994 STOCK OPTION PLAN
       MAY 3, 1994 NONSTATUTORY STOCK OPTION AGREEMENT FOR THE BENEFIT OF
                               TERRELL L. RUHLMAN
    DECEMBER 30, 1994 NONSTATUTORY STOCK OPTION AGREEMENT FOR THE BENEFIT OF
                                RICHARD GRIBBINS
    DECEMBER 31, 1995 NONSTATUTORY STOCK OPTION AGREEMENT FOR THE BENEFIT OF
                                RICHARD GRIBBINS
                            (Full title of the plans)
                                    --------
    TERRELL L. RUHLMAN                                Copy to:
   Chairman of the Board                      CONRAD G. GOODKIND, ESQ.
   5640 Enterprise Drive                           QUARLES & BRADY
 Lansing, Michigan  48911                     411 East Wisconsin Avenue
                                             Milwaukee, Wisconsin  53202

                     (Name and address of agent for service)
                                   ----------
                                 (517) 394-1333
          (Telephone number, including area code, of agent for service)
                                    --------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                            PROPOSED            PROPOSED
                                                                             MAXIMUM             MAXIMUM
                                                       AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING        AMOUNT OF
     TITLE OF SECURITIES TO BE REGISTERED               REGISTERED            SHARE               PRICE(3)       REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share             686,450 shares(1)          (2)             $593,451.20          $204.64

===================================================================================================================================

(1) The Plans provide for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the issuer's Common Stock. This Registration Statement therefore covers, in addition to the above-stated shares, an indeterminate number of shares that may become subject to the Plan by reason of any such adjustment.

(2) Not less than 100% of fair market value at date of grant of options.

(3) Estimated solely for purpose of computing the registration fee pursuant to Rule 457(h), based upon the exercise prices for the 486,450 shares underlying outstanding options, and, as to the 200,000 remaining shares available, $1.078125 per share of Cade Industries, Inc. Common Stock, which is the average of the high and low sales prices of such stock on April 26, 1996 as reported on the Nasdaq National Market.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The annual report of Cade Industries, Inc. (the "Company" or "Cade") on Form 10-K for the year ended December 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act").

         (b) Amendment No. 1 to the Company's annual report on Form 10-K/A, for the year ended December 31, 1995, filed pursuant to Section 13(a) of the 1934 Act on April 29, 1996.

         (c) Item 1 of the Company's Registration Statement on Form 8-A dated June 11, 1984 filed pursuant to Section 12(g) of the 1934 Act, as amended by Form 8 dated November 15, 1990, relating to the description of the Company's securities.

         All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock registered hereunder will be passed on for the registrant by Quarles & Brady, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, counsel to the registrant. Conrad G. Goodkind, a partner in Quarles & Brady, is a director and secretary of the registrant. As of April 17, 1996, Quarles & Brady attorneys participating in the representation of the registrant own or have the right to acquire approximately 298,000 shares of the registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Cade is incorporated under the Wisconsin Business Corporation Law ("WBCL").

         Under Section 180.0581(1) of the WBCL, Cade is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Cade. In all other cases, Cade is required by Section 180.0581(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Cade, unless it is determined that he or she breached or failed to perform a duty owed to Cade and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Cade or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;
(ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section
180.0858 provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Cade's Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

         Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

         Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0581 referred to above.

         Article VIII of Cade's Bylaws provides that directors and officers shall be indemnified against liability, in both derivative and nonderivative proceedings, which they may incur in their capacities as such, subject to certain determinations that the applicable standards of conduct have been met.

         Under Section 180.0833 of the WBCL, directors of Cade against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

ITEM 7.  EXEMPTION FROM THE REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                        (i) To include any prospectus required by section
                 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect
                 to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Reference is made to the indemnification provisions referred to in
Item 6 of this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such an issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on April 30, 1996.

                              CADE INDUSTRIES, INC.


                              By   /s/ Terrell L. Ruhlman
                                -------------------------------
                                       Terrell L. Ruhlman
                                       Chairman of the Board of Directors

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terrell L. Ruhlman and Conrad G. Goodkind, or either of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state of the United States, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                            Date
         ---------                       -----                            ----

 /s/ Molly F. Cade                    Director                       April 30, 1996
- -----------------------------                                        ----------------
Molly F. Cade

 /s/ Conrad G. Goodkind               Director                       April 30, 1996
- -----------------------------                                        ----------------
Conrad G. Goodkind

 /s/ William T. Gross                 Director                       April 30, 1996
- -----------------------------                                        ----------------
William T. Gross

 /s/ Richard A. Lund                  President, Chief               April 30, 1996
- -----------------------------                                        ----------------
Richard A. Lund                       Operating Officer
                                      and Director

  /s/ Terrell L. Ruhlman              Chairman of the Board          April 30, 1996
- -----------------------------                                        ----------------
Terrell L. Ruhlman                    and Chief Executive Officer
                                      (principal executive officer)

 /s/ John W. Sandford                 Director                       April 30, 1996
- -----------------------------                                        ----------------
John W. Sandford

                                      Director
- -----------------------------                                        ----------------
Steven M. Tadler

 /s/ Edward B. Stephens               Vice President, Treasurer      April 30 1996
- -----------------------------                                        ---------------
Edward B. Stephens                    and Chief Financial Officer
                                      (principal accounting officer)

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
                              CADE INDUSTRIES, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


Exhibit                                                      Incorporated Herein                           Filed
Number                  Description                             By Reference To                           Herewith
- ------                  -----------                             ---------------                           --------
4.1               Articles of Incorporation,         Exhibit 4.1 to the Registrant's Form S-8
                  as amended                         Registration Statement dated November
                                                     10, 1990, Registration No. 33-37911

5.1               Opinion of Quarles & Brady                                                                 X

23.1              Consent of Ernst & Young LLP                                                               X

23.2              Consent of Deloitte & Touche LLP                                                           X

23.3              Consent of Quarles & Brady                                                          Contained in
                                                                                                      opinion filed as
                                                                                                      Exhibit 5.1

24.1              Powers of Attorney                                                                  Signatures page
                                                                                                      to this Registra-
                                                                                                      tion Statement
99.1              Cade Industries, Inc.              Exhibit 10.13 to Registrant's Form 10-K
                  1994 Stock Option Plan             for the year ended December 31, 1994
                                                     ("1994 10-K")

99.2              May 3, 1994 Nonstatutory           Exhibit 10.7 to Registrant's 1994 10-K
                  Stock Option Agreement for the
                  benefit of Terrell L. Ruhlman

99.3              December 30, 1994 Non-             Exhibit 10.9 to Registrant's Form 10-K
                  statutory Stock Option             for the year ended December 31, 1995
                  Agreement for the benefit
                  of Richard Gribbins

99.4              December 31, 1995 Non-                                                                    X
                  statutory Stock Option
                  Agreement for the benefit
                  of Richard Gribbins

                                       -5-